UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

March 17, 2010 Amendment to Letter Agreement Dated May 27, 2009 Regarding Redemption of

Series Z Preferred Stock

Einstein Noah Restaurant Group, Inc. announced that it has extended the redemption date for its Series Z Preferred stock held by Halpern Denny III, L.P. (“Halpern Denny”) and has committed to redeem all remaining outstanding shares, inclusive of the accrued additional redemption price, on or before June 30, 2011. The previous redemption date was June 30, 2010. As of December 29, 2009, there was $32.2 million of Series Z Preferred stock outstanding and $1.3 million of accrued additional redemption price.

Under the terms of the agreement, we will redeem at least $5.0 million of the Series Z Preferred stock on or before March 31, 2010. We will be allowed to make further redemptions of any amount and at any time until June 30, 2011 based upon the generation of free cash flow as well as the unrestricted cash balance available at that time. However, we currently anticipate redeeming $12 million to $16 million of the Series Z Preferred stock on or before March 31, 2010, which will be comprised of an $11 million draw on our senior secured credit facility as well as free cash flow beyond normal operating needs. We also expect $12 million to $15 million of the Series Z Preferred stock to be outstanding on June 30, 2010.

In addition, Halpern Denny was granted an option to exchange 50% of the Series Z Preferred shares, inclusive of the accrued additional redemption price of those shares that are outstanding on June 30, 2010, into shares of freely trading common stock at a price of $11.50 per share. Halpern Denny may exercise this option at any time after June 30, 2010 by giving notice to us, and if it exercises this option, all additional redemption amounts that accrue after June 30, 2010 will be waived with respect to the shares of Series Z Preferred exchanged.

We must first redeem the shares of the Series Z Preferred stock that are not subject to the exchange option. Then, to the extent that Halpern Denny has not exercised its exchange option, we may redeem the shares that are subject to the exchange option, which could serve to decrease the number of Series Z Preferred shares that are subject to the exchange option.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.01	March 17, 2010 Amendment to Letter Agreement Dated May 27, 2009 with Halpern Denny III, L.P. Regarding Redemption of Series Z Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: March 19, 2010	/s/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer